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                                                                     EXHIBIT 4.6

                               THE SHAW GROUP INC.
                  STONE & WEBSTER ACQUISITION STOCK OPTION PLAN



1.       PURPOSE OF PLAN.

         The Shaw Group Inc. Stone & Webster Acquisition Stock Option Plan has been established by the Company to award Options to employees of the Company who are not Officers and who either (i) became employed by the Company as a result of the acquisition by the Company of substantially all of the assets of Stone & Webster, Incorporated (a Delaware corporation) and its subsidiaries; or (ii) were instrumental in the ultimate completion of the Stone & Webster acquisition.

2.       DEFINITIONS.

         Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

                  (1) "Agreement": A stock option agreement evidencing an Option in such form as adopted from time to time by the Committee pursuant to the Plan.

                  (2) "Board of Directors": The Board of Directors of the
         Company.

                  (3) "Change of Control": For the purposes of the Plan, the term Change in Control shall mean the happening of any of the following:

                           (1) When any "person" as defined in Section 3(a)(9)
                  of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act (but excluding any shareholder of record of the Company as of January 1, 2000, owning 10% or more of the combined voting power of the Company's securities which are entitled to vote in the election of directors of the Company) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities which are entitled to vote with respect to the election of directors;

                           (2) When, during any period of 24 consecutive months,
                  the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason other than death or disability to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with approval of, at least


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                  two-thirds of the directors who then qualified as Incumbent
                  Directors either actually (because they were directors at the beginning of such 24-month period) or by operation of this provision;

                           (3) The acquisition of the Company or all or
                  substantially all of the Company's assets by an entity other than the Company (or a Subsidiary) through purchase of assets, or by merger, or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, the Company's shareholders immediately prior to the transaction own immediately after the transaction at least a majority of the combined voting power of the surviving entity's then outstanding securities which are entitled to vote with respect to the election of directors of such entity; or

                           (4) The Company files a report or proxy statement
                  with the Commission pursuant to the Exchange Act disclosing in response to Form 8-K, Form 10-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

                  (4) "Code": The Internal Revenue Code of 1986, as amended from time to time.

                  (5) "Commission": The Securities and Exchange Commission.

                  (6) "Committee": The Compensation Committee of the Board of Directors or such other committee appointed by the Board of Directors which meets the requirements set forth in Section 9.1 hereof.

                  (7) "Company": The Shaw Group Inc., a Louisiana corporation.

                  (8) "Effective Date": The date on which the Plan shall become effective as set forth in Section 11 hereof.

                  (9) "Exchange Act": The Securities Exchange Act of 1934, as amended, together with all regulations and rules issued thereunder.

                  (10) "Exercise Price": The price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

                  (11) "Fair Market Value": As applied to a specific date, the fair market value of a Share on such date as determined in good faith by the Committee in the following manner:

                           (1) If the Shares are then listed on any national or
                  regional stock exchange, the Fair Market Value shall be the last quoted sales price of a Share on the


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                  date in question, or if there are no reported sales on such date, on the last preceding date on which sales were reported;

                           (2) If the Shares are not so listed, then the Fair
                  Market Value shall be the mean between the bid and ask prices quoted by a market maker or other recognized specialist in the Shares at the close of the date in question; or

                           (3) In the absence of either of the foregoing, the
                  Fair Market Value shall be determined by the Committee in its absolute discretion after giving consideration to the book value, the revenues, the earnings history and the prospects of the Company in light of market conditions generally.

The Fair Market Value determined in such manner shall be final, binding and conclusive on all parties.

         (12) "Officer": An officer of the Company or its Subsidiaries meeting the definition of "officer" in Rule 16a-1(f) (or any successor provision) promulgated by the Commission under the Exchange Act.

         (13) "Option": A non-qualified stock option (i.e., a stock option not intended to qualify as an "incentive stock option" as defined in Section 422 of the Code) granted under the Plan.

         (14) "Participant": An employee of the Company or any of its Subsidiaries who has been granted an Option under the Plan.

         (15) "Plan": This, The Shaw Group Inc. Stone & Webster Acquisition Stock Option Plan, as the same may be amended from time to time.

         (16) "Shares": Shares of the Company's authorized but unissued or reacquired no par value per share common stock, or such other class or kind of shares or other securities as may be applicable pursuant to the provisions of
Section 4.3 hereof.

         (17) "Stone & Webster": Stone & Webster, Incorporated, a Delaware corporation.

         (18) "Subsidiary": Any "subsidiary corporation" of the Company, as such term is defined in Section 424(f) of the Code.

3.       PARTICIPATION.

         Participants shall be selected by the Committee from the employees of the Company or its Subsidiaries (either full or part-time). An Option may be granted to an employee in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Option shall not become vested prior to the date the employee first performs such services. In no event, however, shall an Option be awarded under the Plan to an Officer.



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4.       SHARES SUBJECT TO PLAN.

         4.1 Shares Subject to the Plan. The maximum number of Shares that may be delivered to Participants and their beneficiaries pursuant to the Plan shall be equal to 535,000 shares of Common Stock, subject to adjustment as provided in
Section 4.3 of the Plan.

         4.2 Accounting for Number of Shares. Any Shares covered by an Option (or portion of an Option) granted under the Plan, which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Likewise, if any Option is exercised by tendering Shares to the Company as full or partial payment in connection with the exercise of an Option under this Plan, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Further, Shares issued under the Plan through the settlement, assumption or substitution of outstanding Options or obligations to grant future Options as a result of acquiring another entity shall not reduce the maximum number of Shares available for delivery under the Plan.

         4.3 Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, or other similar transactions or Option), the Committee may adjust Options to preserve the benefits or potential benefits of the Options. Action by the Committee may include: (i) adjustment of the number and kind of Shares (or other securities or property) which may be delivered under the Plan; (ii) adjustment of the number and kind of Shares (or the securities or property) subject to outstanding Options; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable, in its sole discretion.

5.       AWARDS OF OPTIONS.

         5.1 General Terms And Conditions. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide any and all terms and conditions (which need not be identical among the Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions:

                           (1) The Exercise Price of the Option which may not be
                  less than 100% of the Fair Market Value per Share as of the date of grant of the Option;

                           (2) The number of Shares subject to, and the
                  expiration date of, the Option;

                           (3) The manner, time and rate (cumulative or
                  otherwise) of exercise of the Option; and


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                           (4) The restrictions or conditions (such as
                  performance goals), if any, to be placed upon the Option, the exercisability of the Option or upon the Shares which may be issued upon exercise of the Option. The Committee may, as a condition of granting an Option, require that a Participant agree not to thereafter exercise one or more Options previously granted to such Participant.

         5.2 Exercise of Options.

         (1) General Exercise Rights. Except as provided in Section 5.5, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in Section 5.4(c) and Section 5.5 hereof, no Option may be exercised unless at the time such Participant exercises such Option, such Participant is an employee of and has continuously since the grant thereof been an employee of, the Company or an any of its Subsidiaries. Transfer of employment between Subsidiaries or between a Subsidiary and the Company shall not be considered an interruption or termination of employment for any purpose under this Plan. Neither shall a leave of absence at the request, or with the approval, of the Company or Subsidiary be deemed an interruption or termination of employment, so long as the period of such leave does not exceed 90 days, or, if longer, so long as the Participant's right to re-employment with the Company or Subsidiary is guaranteed by contract.

         (2) Notice Of Exercise. An Option may not be exercised with respect to less than 100 Shares, unless the exercise relates to all Shares covered by the Option at the date of exercise. An Option may be exercised by delivery of a written notice to the Company, which shall state the election to exercise the Option and the number of whole Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. In the case of an exercise of an Option, such notice shall either: (i) be accompanied by payment of the full Exercise Price and all applicable withholding taxes, in which event the Company shall deliver any certificate(s) representing Shares to which the Participant is entitled as a result of the exercise as soon as practicable after the notice has been received; or (ii) fix a date (not less than 5 nor more than 15 business days from the date such notice has been received by the Company) for the payment of the full Exercise Price and all applicable withholding taxes, against delivery by the Company of any certificate(s) representing Shares to which the Participant is entitled to receive as a result of the exercise. Payment of such Exercise Price and withholding taxes shall be made as provided in Sections 5.4(d) and 8, respectively. In the event the Option shall be exercised pursuant to Section 5.4(c)(i) or Section 5.5 hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

         (3) Exercise After Termination Of Employment. Except as otherwise determined by the Committee at the date of grant of the Option and as is provided in the applicable Agreement evidencing the Option, upon termination of a Participant's employment with the Company or any of its Subsidiaries, such Participant (or in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) may exercise such Option during the following periods of time (but in no event after the expiration date of such Option) to the extent that


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such Participant was entitled to exercise such Option (or portion thereof) at the date of such termination (i.e., the Option (or portion thereof) must be "vested" at the time of termination to be exercisable thereafter):

                  (1) In the case of termination as a result of death, disability or retirement of the Participant, the Option shall remain exercisable for a one-year period following such termination; for this purpose, "disability" shall exist when the Participant is unable to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee in its sole discretion, and "retirement" shall mean voluntary retirement at or after the Participant's normal retirement date as determined by the Committee in its sole discretion;

                  (2) In the case of termination for cause, the Option shall immediately terminate and shall no longer be exercisable; "Cause" is hereby defined as: (i) been convicted of, or has pleaded guilty or nolo contendere to a charge that he committed a felony under the laws of the United States or any state or a crime involving moral turpitude, including but not limited to fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or its Subsidiaries; (ii) perpetrated a fraud against, or theft of property of the Company or any of its Subsidiaries; (iii) committed acts amounting to gross negligence, intentional neglect or willful misconduct in carrying out his duties and responsibilities as an employee of the Company or one or more of its Subsidiaries; (iv) willfully or persistently failed to attend to his duties as an employee of the Company or one or more of its Subsidiaries; or (v) as a result of his gross negligence or willful misconduct, committed any act that causes, or has knowingly failed to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Company or any of its Subsidiaries. and

                  (3) In the case of termination for any reason other than those set forth in subparagraphs (i) and (ii) above, the Option shall remain exercisable for three months after the date of termination.

To the extent the Option is not exercised within the foregoing periods of time, the Option shall automatically terminate at the end of the applicable period of time.

         (4) Payment of Option Exercise Price. Upon the exercise of an Option, payment of the Exercise Price shall be made either (i) in cash (by a certified check, bank draft or money order payable in United States dollars), (ii) with the consent of the Committee and subject to Section 5.4(e) hereof, by delivering the Participant's duly-executed promissory note and related documents, (iii) with the consent of the Committee, by delivering Shares already owned by the Participant valued at Fair Market Value as of the date of exercise, (iv) with the consent of the Committee, by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of such shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales


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proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, or (v) by a combination of the foregoing forms of payment.

         (5) Payment With Loan. The Committee may, in its sole discretion, assist any Participant in the exercise of one or more Options granted to such Participant under the Plan by authorizing the extension of a loan to such Participant from the Company. Except as otherwise provided in this Section 5.4(e), the terms of any loan (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. Any such loan by the Company shall be with full recourse against the Participant to whom the loan is granted, shall be secured in whole or in part by the Shares so purchased, and shall bear interest at a rate not less than the minimum interest rate required at the time of purchase of the Shares in order to avoid having imputed interest or original issue discount under Sections 483 or 1272 of the Code. In addition, any such loan by the Company shall become immediately due and payable in full, at the option of the Company, upon termination of the Participant's employment with the Company or its Subsidiaries for any reason or upon the sale of any Shares acquired with such loan to the extent of the cash and fair market value of any property received by the Participant in such sale. The Committee may make arrangements for the application of payroll deductions from compensation payable to the Participant to amounts owing to the Company under any such loan. Until any loan by the Company under this Section 5.4(e) is fully paid in cash, the Shares shall be pledged to the Company as security for such loan and the Company shall retain physical possession of the stock certificates evidencing the Shares so purchased together with a duly executed stock power for such Shares. No loan shall be made hereunder unless counsel for the Company shall be satisfied that the loan and the issuance of Shares funded thereby will be in compliance with all applicable federal, state and local laws, and such counsel shall be consulted prior to the funding of any such loan.

         5.3 Settlement of Awards of Options. Settlement of awards of Options is subject to Section 6.

         5.4 Rights As A Shareholder. A Participant shall have no rights as a shareholder with respect to any Shares issuable on exercise of an Option until the date of the issuance of a stock certificate to the Participant for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4.3 hereof.

         5.5 Limited Transferability. No Option, nor any interest therein, may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the discretionary authority to grant Options that are transferable by the Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members, or a partnership in which such family members were the only partners. The holder of an Option transferred pursuant to this Section 5.5 shall be bound by the terms and conditions that govern the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.


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6.       SETTLEMENT OF OPTION.

         The obligation to make payments and distributions with respect to Options may be satisfied through cash payments, the delivery of shares of Common Stock, the granting of replacement Options, or any combination thereof as the Committee shall determine, in its sole discretion. Satisfaction of any such obligations under an Option, which is sometimes referred to as "settlement" of the Option, may be subject to such conditions, restrictions, and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Option payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

7.       GOVERNMENT REGULATIONS.

         This Plan, the granting of Options under this Plan and the issuance or transfer of Shares (and/or the payment of money) pursuant thereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Options may be granted under this Plan, and no Shares shall be issued by the Company, pursuant to or in connection with any such Option, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing or for quotation on any stock exchange or automated quotation system on which Shares may then be listed or quoted, and (ii) the completion and effectiveness of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

8.       TAX WITHHOLDING.

         The Company shall have the right to withhold from amounts due Participants, or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by reason of participation in the Plan, and the obligations of the Company under the Plan shall be conditional on payment of such taxes. The Participant may, prior to the due date of any taxes, pay such amounts to the Company in cash, or with the consent of the Committee, in Shares (which shall be valued at their Fair Market Value on the date of payment). There is no obligation under this Plan that any Participant be advised of the existence of the tax or


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the amount required to be withheld. Without limiting the generality of the foregoing, in any case where it determines that a tax is or will be required to be withheld in connection with the issuance or transfer of Shares under this Plan, the Company may pursuant to such rules as the Committee may establish, reduce the number of such Shares so issued or transferred by such number of Shares as the Company may deem appropriate in its sole discretion to accomplish such withholding or make such other arrangements as it deems satisfactory. Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements.

9.       ADMINISTRATION OF PLAN.

         9.1 The Committee. The Plan shall be administered by the Committee, which shall be comprised of two or more members of the Board of Directors, each of whom shall be a "Non-Employee Director" as defined in Rule 16b-3(b)(3) (or any successor provision) promulgated by the Commission and each of whom shall qualify as an "outside director" as defined in Section 162(m) of the Code.

         9.2 Committee Action. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business, and any determination or action may be taken at a meeting by a majority vote or may be taken without a meeting by a written resolution signed by all members of the Committee. All decisions and determinations of the Committee shall be final, conclusive and binding upon all Participants and upon all other persons claiming any rights under the Plan with respect to any Option. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for willful misconduct in the performance of their duties.

         9.3 Committee Authority. In amplification of the Committee's powers and duties, but not by way of limitation, the Committee shall have full authority and power to:

                  (1) Construe and interpret the provisions of the Plan and
             establish, amend and rescind rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan not inconsistent with the Plan;

                  (2) Decide all questions of eligibility for Plan participation and for the grant of Options;

                  (3) Determine the number of Shares covered by the Options, if any, to be granted to any Participant, to establish the terms, conditions, restrictions and other provisions of such Options, and (subject to the restrictions imposed by Section 12 to cancel or suspend Options;

                  (4) Adopt forms of agreements and other documents consistent with the Plan;


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                  (5) Engage agents to perform legal, accounting and other such professional services as it may deem proper for administering the Plan; and

                  (6) Take such other actions as may be reasonably required or appropriate to administer the Plan or to carry out the Committee activities contemplated by other sections of this Plan.

         9.4 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the Board of Directors and the members of the Committee shall be indemnified by the Company against the reasonable expenses, including court costs and reasonable attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.

10.      CHANGE OF CONTROL.

         Subject to the provisions of Section 4.3 (relating to the adjustment of Shares), or except as otherwise provided in the Agreement evidencing the Option, upon the occurrence of a Change of Control, all outstanding Options shall become fully exercisable.

11.      EFFECTIVE DATE.

         The Effective Date of the Plan shall be July 28, 2000.

12.      AMENDMENT AND TERMINATION.

         12.1 The Plan

                     (1) Amendment. The Board of Directors may amend the Plan
              from time to time in its sole discretion unless the amendment would, pursuant to any applicable federal, state or local law, require shareholder approval, in which event such approval shall be obtained. However, no amendment shall adversely affect the rights of any Participant under any Option theretofore granted under the Plan, without the Participant's consent.

                     (2) Termination. The Plan shall terminate automatically on the tenth anniversary of the Effective Date, and the Board of Directors may suspend or terminate the Plan at any earlier time. Upon termination of the Plan, no additional Options shall be granted under the Plan; provided, however, that the terms of the Plan


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              shall continue in full force and effect with respect to
              outstanding Options and Shares issued under the Plan.

         12.2 Options. Subject to the terms and conditions and the limitations of the Plan, the Committee may in the exercise of its sole discretion modify, extend or renew the terms of outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Participant, impair any rights or obligations under any Options theretofore granted under the Plan.

13.      MISCELLANEOUS.

         13.1 No Individual Rights. No person shall have any claim or right to be granted an Option under the Plan, or having been selected as a Participant for one Option, to be so selected again. Neither the establishment of the Plan nor any amendments thereto, nor the granting of any Option under the Plan, shall be construed as in any way modifying or affecting, or evidencing any intention or understanding with respect to, the terms of the employment of any Participant with the Company or any of its Subsidiaries.

         13.2 Multiple Options. Subject to the terms and restrictions set forth in the Plan, a Participant may hold more than one Option.

         13.3 Written Notice. As used herein, any notices required hereunder shall be in writing and shall be given on the forms, if any, provided or specified by the Committee. Written notice shall be effective upon actual receipt by the person to whom such notice is to be given; provided, however, that in the case of notices to Participants and their transferees, heirs, legatees and legal representatives, notice shall be effective upon delivery if delivered personally or three business days after mailing, registered first class postage prepaid to the last known address of the person to whom notice is given. Written notice shall be given to the Committee and the Company at the following address or such other address as may be specified from time to time:

              The Shaw Group Inc.
              8545 United Plaza Boulevard
              Baton Rouge, Louisiana 70809
              Attention:  Secretary

         13.4 Unfunded Plan. The Plan shall be unfunded and shall not create (and shall not be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant. To the extent any person holds any obligation of the Company by an Option granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Company and accordingly, shall not confer upon such person any right, title or interest in any assets of the Company.


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         13.5 Applicable Law; Severability. The Plan shall be governed by and construed in all respects in accordance with the laws of the State of Louisiana. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

         13.6 No Replacement of Existing Options. With respect to Participants who were formerly employees of Stone & Webster or one or more of its subsidiaries, the awards of Options to such Participants pursuant to this Plan are not intended to replace stock options that such Participants may hold or may have held pursuant to the employee benefit plans of Stone & Webster or any of its subsidiaries. Rather, the awards of Options to such Participants under this Plan are intended to (i) provide an incentive to such Participants to remain in the employ of the Company; (ii) motivate such Participants to achieve long-range goals on behalf of the Company; and (iii) align such Participants' interests with those of the Company's other shareholders.


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